Exhibit 10.7
Execution Version
EMPLOYMENT AGREEMENT
This Employment Agreement (this “Agreement”) is made and entered into on the 4th day of September, 2020 by and between KAR Auction Services, Inc., a Delaware corporation (“Employer”), together with its parents, affiliates and subsidiaries, successors and assigns (collectively, the “Company”) and Justin Davis (“Employee”). The Company is an intended third-party beneficiary of this Agreement between Employer and Employee and shall be entitled to enforce its provisions to the same extent as Employer.
RECITALS
Importance of Employee’s Position to the Company: Employee acknowledges and agrees that he holds a position of trust and confidence to aid Employer in the development and retention of the Company’s business and customers. As a result, Employee has and will develop many valuable relationships on behalf of Employer and have access to the Company’s Confidential Information (as defined in the Non-Compete, Non-Disclosure and Non-Solicitation Agreement attached hereto as Exhibit A).
Purpose: This Agreement, in addition to any project-specific confidentiality agreement, the Non-Compete, Non-Disclosure and Non-Solicitation Agreement and any other written agreement between the Company and Employee, is intended to set forth the terms and conditions of employment between Employee and Employer, including a provision that Employee agrees to abide by the provisions of, and sign, this Agreement.
Consideration: In consideration for Employee’s signing of this Agreement, including signing Exhibit A to this Agreement (Non-Compete, Non-Disclosure and Non-Solicitation Agreement), and fulfilling the promises herein, Employer will employ Employee and provide a Severance Payment (as defined in Section 2(d)) under certain conditions.
Relationship of the Parties: Employee is an at-will employee of Employer. Nothing in this Agreement changes the existing at-will employment relationship or creates any new or different rights to continued employment or benefits, except to the Severance Payment described later.
ARTICLE 1
DEFINITIONS
As used in this Agreement, the terms in bold shall have the following meanings:
Good Reason means the occurrence of any of the following, in each case without Employee's written consent:
(a)a material reduction in Employee's base salary, excluding any base salary reduction made in connection with across the board salary reductions; or
(b)a relocation of Employee's principal place of employment by more than 50 miles.
Employee cannot terminate employment for Good Reason unless Employee has provided written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within thirty (30) days of the initial existence of such
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grounds and the Company has had at least thirty (30) days from the date on which such notice is provided to cure such circumstances. If Employee does not terminate employment for Good Reason within ninety (90) days after the first occurrence of the applicable grounds, then Employee will be deemed to have waived the right to terminate for Good Reason with respect to such grounds.
Resignation means Employee terminates the current employment relationship with the Company other than for Good Reason.
Termination for Cause means the Company’s termination of Employee’s employment for:
(a)indictment for, conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude;
(b)misappropriation of anything of value including, but not limited to, monies, assets or property;
(c)engaging in conduct that results or could reasonably be expected to result in material harm to the Company’s business or reputation; or
(d)any willful action or inaction of Employee (including but not limited to the breach of the Non-Compete, Non-Disclosure and Non-Solicitation Agreement attached as Exhibit A) which, in the reasonable opinion of the Company, constitutes dereliction (willful neglect or willful abandonment of assigned duties) or failure to comply with any valid and legal directive of the person(s) to whom Employee reports and which subjects the Company to liability.
Except for a failure, breach, or refusal which, by its nature, cannot reasonably be expected to be cured, Employee shall have fifteen (15) days from the delivery of written notice by the Company within which to cure any acts constituting Cause.
Termination Without Cause means a termination of Employee’s employment by the Company other than a Termination for Cause or due to Employee’s death or Total Disability.
Total Disability means Employee’s inability, because of illness, injury or other physical or mental incapacity, to perform his duties hereunder with or without reasonable accommodation (as determined by the Company in good faith) for a continuous period of one hundred eighty (180) consecutive days, or for a total of one hundred eighty (180) days within any three hundred sixty (360) consecutive day period, in which case such Total Disability shall be deemed to have occurred on the last day of such one hundred eighty (180) day or three hundred sixty (360) day period, as applicable.
Triggering Event. Employee’s employment with Employer shall terminate upon the occurrence of any of the following triggering events:
(a)Employee’s death;
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(b)Employee’s Total Disability;
(c)Employee’s Resignation with or without Good Reason;
(d)Termination for Cause; or
(e)Termination without Cause.
A transfer of Employee to a different subsidiary, affiliate or entity within the Company’s family of companies shall not constitute: (i) a termination of employment, (ii) a Triggering Event, or (iii) an entitlement of severance.
ARTICLE 2
SEVERANCE

Right to Severance: The rights of Employee to the Severance Payment shall be as follows:
(a)Resignation without Good Reason and Termination for Cause. In the event of Employee’s Resignation without Good Reason or a Termination for Cause, the Company will have no obligation to pay severance.
(b)Death. In the event of Employee’s death, the Company will have no obligation to pay severance.
(c)Total Disability. In the event of Employee’s Total Disability, the Company will have no obligation to pay severance.
(d)Termination Without Cause or Resignation with Good Reason.
(i)Severance Payment; Release. If the Triggering Event was a Termination Without Cause (including layoff or reduction in force) or Employee’s Resignation with Good Reason, in exchange for Employee’s execution of a full and complete waiver and release (the “Release”) of any and all claims against the Company, its parent and affiliated entities, its successors and assigns, and each of their officers, directors, agents, and employees, the Company shall provide to Employee a “Severance Payment” that includes as severance, a gross amount equal to three (3) weeks of Employee’s annual base salary for each year of service with the Company (including, for the avoidance of doubt, each year of service with entities acquired by the Company) at the rate in effect as of the Termination Without Cause or Employee's Resignation with Good Reason, as applicable. However, in no event shall the Severance Payment exceed an amount equal to Employee's annual base salary for a one (1) year period. The Release shall be provided to Employee within five (5) days following such Termination Without Cause or such Resignation with Good Reason, as applicable, and must be executed, and the applicable revocation period must lapse, within 45 days following such Termination Without Cause or Resignation with Good Reason, as applicable. All such severance payments shall be paid to the Employee in accordance with the Company’s normal payroll practices, commencing on the 45th day following such Termination Without Cause or Resignation with Good Reason (with the first such payment inclusive of any installments otherwise payable during such initial 45-day period) and continuing over a number of weeks that corresponds to the number of weeks for which severance is being paid, but in no event, less frequently than twelve (12) equal monthly installments, and shall be subject to all required taxes and withholding. Subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the Company may accelerate the payments in its sole
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discretion. Employee acknowledges and agrees that the Severance Payment provided in this section is in lieu of and exclusive of any other severance and benefits to which Employee may be entitled.
Termination Certificate. Regardless of the basis for termination, upon departure of Employee for any reason other than death, Employee or his personal representative agrees to sign and comply with a Termination Certificate in the form of Exhibit B attached to this Agreement.
ARTICLE 3
GENERAL PROVISIONS

Employee Covenant. During the term of Employee’s employment with the Company, and excluding any periods of vacation and sick leave to which Employee is entitled, Employee agrees to devote all of Employee’s business time and attention to the business and affairs of the Company and to use Employee’s best efforts to perform faithfully, effectively and efficiently Employee’s responsibilities and obligations on behalf of the Company.
Salary. Employee’s annual base salary shall be $250,000 per year, payable in accordance with the Company’s regular payroll practices in effect from time to time and subject to all applicable taxes and withholdings.
Assignment. This Agreement shall be assignable and transferrable by Employer to any business unit within the Company that employs Employee, as well as to any successor in interest to Employer (including by way of merger or sale of Employer). Employee provides express consent to assignment of this Agreement to any successor in interest to Employer and agrees to execute a separate acknowledgment of consent to such assignment to the benefit of any successor in interest if requested to do so. Employee’s failure to execute such separate acknowledgement shall not affect the enforceability of this assignment provision. This Agreement is not assignable by Employee.
Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be delivered personally or delivered by overnight courier service, to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, or one business day after timely delivery to the overnight courier service, if delivered by overnight courier service:
    If to the Company:    KAR Auction Services, Inc.
        Attention: General Counsel
        11299 North Illinois Street
Carmel, IN 46032

        If to Employee:                Justin Davis
[Address on file with Employer]

Entire Agreement. With the exception of any project-specific confidentiality agreement entered into between the parties hereafter in the course and scope of employment and any other written agreement between the Company and Employee pertaining to this subject matter, this Agreement (including the Non-Compete, Non-Disclosure and Non-Solicitation Agreement and other Exhibits hereto) sets forth the entire agreement and understanding between the Company and Employee relating to the subject matter hereof and supersedes and merges all prior discussions between them. The parties have not relied on any
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representations, oral or written, which are not set out in this Agreement; and no previous agreement, either oral or written, will have any effect on the terms or provisions of this Agreement.
Amendments and Waivers. No modification, amendment or waiver of any provisions of this Agreement shall be effective unless approved in writing by each of the parties. The Company’s failure at any time to enforce any of the provisions of this Agreement against Employee or other employees of the Company shall in no way be construed as a waiver of such provisions and will not affect the right of the Company to enforce each and every provision in accordance with its terms.
Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of either party shall bind such party and its heirs, legal representatives, successors and assigns and inure to the benefit of the other party hereto and their heirs, legal representatives, successors and assigns to the extent any such assignment was in compliance with this Agreement.
Governing Law. This Agreement and any claims relating to or arising out of Employee’s employment or relationship with the Company shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by the laws of the State of Indiana without giving effect to the provisions thereof regarding conflict of laws. Notwithstanding the forgoing, if Employee resides in California, this Agreement shall, instead, be construed and enforced in accordance with, and governed by, the laws of the State of California.
Venue and Jurisdiction. Employee agrees that any suit, action or proceeding relating in any way to this Agreement or Employee’s employment or relationship with the Company, shall be exclusively brought and enforced in the Superior Court of Hamilton County of the State of Indiana or in the District Court of the United States of America for the Southern District of Indiana. Due to Employee’s extensive contacts with the State of Indiana, Employee submits to the jurisdiction of each such court and waives and agrees not to assert, in connection therewith, any claim that the Employee is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Notwithstanding the forgoing, if Employee resides in California, any suit, action or proceeding relating to this Agreement or Employee’s employment or relationship with the Company shall, instead, be brought and enforced in the State of California.
    Waiver of Jury Trial. THE PARTIES HEREBY UNCONDITIONALLY WAIVE THEIR RIGHT TO A JURY TRIAL FOR ANY AND ALL CLAIMS OR CAUSES OF ACTION ARISING FROM OR RELATING TO THEIR RELATIONSHIP. THE PARTIES ACKNOWLEDGE THAT THE RIGHT TO A JURY TRIAL IS A CONSTITUTIONAL RIGHT PROTECTED BY THE SEVENTH AMENDMENT TO THE U.S. CONSTITUTION. THE PARTIES FURTHER ACKNOWLEDGE THAT THEY HAVE HAD AN OPPORTUNITY TO CONSULT WITH INDEPENDENT LEGAL COUNSEL, AND THAT THIS JURY TRIAL WAIVER HAS BEEN ENTERED INTO KNOWINGLY AND VOLUNTARILY BY ALL PARTIES TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. This waiver of jury trial shall not apply to employees who reside and work in the states of California, Georgia, and North Carolina.
    Severability. If any portion of this Agreement shall be for any reason, invalid or unenforceable, the remaining portion or portions shall nevertheless be valid, enforceable and carried into effect to the fullest extent permitted by the law.
    Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
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    Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all of which, taken together, shall constitute one and the same Agreement.
    Employee Acknowledgement. Employee acknowledges receipt of a copy of this Agreement. Employee has read and understands the obligations under this Agreement and agrees to abide by the promises to Employer and the Company described in this Agreement. Employee acknowledges that Employee was given an opportunity to ask questions about this Agreement and consult counsel regarding this Agreement before signing this Agreement. Employee specifically understands and acknowledges that Employee’s obligations under this Agreement continue after employment with the Employer ends.
    Section 409A. Notwithstanding anything herein to the contrary, this Agreement is intended to be interpreted and applied so that the payment of the benefits set forth herein either shall either be exempt from the requirements of Section 409A of the Code, including the final treasury regulations and other legally binding guidance promulgated thereunder, or shall comply with the requirements of such provision and avoid the imputation of tax, penalty or interest under Section 409A of the Code to the fullest extent permissible under applicable law. Notwithstanding anything in this Agreement or elsewhere to the contrary, distributions upon termination of the Employee’s employment may only be made upon a “separation from service” as determined under Section 409A of the Code. In no event may the Employee, directly or indirectly, designate the calendar year of any payment to be made under this Agreement or which otherwise constitutes a “deferral of compensation” within the meaning of Section 409A of the Code.
    For purposes of Section 409A of the Code, the Employee’s right to receive any installment payments hereunder shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., payment shall be made within thirty (30) days following the date of termination), the actual date of payment within the specified period shall be within the sole discretion of the Company.
    Notwithstanding any of the foregoing to the contrary, the Company and its respective officers, directors, employees, or agents make no guarantee that the terms of this Agreement as written comply with, or are exempt from, the provisions of Section 409A of the Code, and none of the foregoing shall have any liability for the failure of the terms of this Agreement as written to comply with, or be exempt from, the provisions of Section 409A of the Code.

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    IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth below.
    KAR AUCTION SERVICES, INC.

    By:    /s/ Eric M. Loughmiller
    Name: Eric M. Loughmiller
Title: Executive Vice President and Chief Financial Officer

    EMPLOYEE

        /s/ Justin Davis
    Printed Name: Justin Davis

    Date:    September 4, 2020

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